FLEX SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made and effective as of February 8, 2007 (the "Effective Date") between LIorn Kylo (the "Seller") and Flex Resources Co. Ltd. (Nevada) ("NevadaCo").

WHEREAS:

A.
Pursuant to this Agreement, the Seller has agreed to sell and NevadaCo has agreed to purchase all 2,900,000 of the Seller's shares (the "Subsidiary Shares") in the capital of Flex Resources Ltd. ("Subco"). These are all of the issued and outstanding shares of Subco.

B.	NevadaCo shall issue and deliver to the Seller 2,900,000 shares of its common stock to the Seller as consideration for the Subco Shares.

C.	In connection with these transactions, Subco shall become a wholly-owned subsidiary of NevadaCo on the Effective Date.

NOW THEREFORE, the patties agree as follows:

1.
Purchase and Sale. On the Effective Date, NevadaCo shall purchase from the Seller and the Seller shall sell, assign and transfer to NevadaCo the Subco Shares. NevadaCo shall pay the Seller 2,900,000 shares of its common stock to the Seller as full and final consideration for the Subco Shares ..

2.
Representation and Warranty of the Seller. To induce NevadaCo to enter into and complete the transaction contemplated by this Agreement, the Seller hereby represents and warrants to and covenants with NevadaCo that he owns good and marketable title to the Subco Shares as the legal and beneficial owner thereof free and clear of any liens, charges and encumbrances.

3.
Representations and Warranties of NevadaCo. NevadaCo hereby represents and warrants to and covenants with the Seller that (a) NevadaCo is duly organized, validly exists and is in good standing under the laws of Nevada, (b) when issued to the Seller the common shares of NevadaCo shall not be subject to any liens, security interests, encumbrances or other claims, and (c) NevadaCo has the full power, authority, right and capacity to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all ofits covenants and obligations herein set forth.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

/s/ Llorn Kylo
Llorn Kylo

Flex Resources Co. Ltd. (Nevada)

/s/ Llorn Kylo
Authorized Signatory